Exhibit 10.7

FULTON FINANCIAL CORPORATION

2004 STOCK OPTION AND COMPENSATION PLAN

Article 1. Purpose of the Plan. The purpose of the 2004 Stock Option and Compensation Plan (the “Plan”) of Fulton Financial Corporation (the “Company”) and its affiliates is: (i) to align the interests of shareholders and key employees by encouraging and creating ownership of common stock of the Company; (ii) to enable the Company to attract and retain qualified employees who contribute to the Company’s success by their ability and ingenuity; (iii) to provide meaningful long-term incentive opportunities for key employees who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives; (iv) to reward individual performance; and (v) to allow the Company to be competitive within the Peer Group (as defined in Section 2.21 below).

Article 2. Definitions. For purposes of the Plan, the following words or phrases shall have the meanings assigned to them below:

2.01. “Affiliate” shall mean a parent or subsidiary corporation as defined in Section 424 of the Code (substituting “Company” for “employer corporation”), including a parent or subsidiary which becomes such after the adoption of the Plan.

2.02. “Award” shall mean the grant of an Option or Restricted Stock under this Plan.

2.03. “Board” shall mean the Board of Directors of the Company.

2.04. “Business Combination” shall have the meaning set forth in Section 2.05.

2.05. “Change in Control” of the Company shall mean:

(a) a change in the Board during any twenty-four (24) month period ending on or after the effective date of the Plan, if the individuals who were directors of the Company at the beginning of the period cease during such period to constitute at least a majority of the Board;

(b) the acceptance and completion of a tender offer or exchange offer by any entity, person or group (including any affiliates of such entity, person or group, other than an Affiliate of the Company) for twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Company;

(c) the acquisition by any entity, person or group (including any affiliates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Company’s capital stock entitled to twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Company;

(d) a merger, consolidation, division, share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), as a result of which the holders of the outstanding voting capital stock of the Company immediately prior to such Business Combination, excluding any shareholder who is a party to the Business Combination (other than the Company) or is such party’s affiliate as defined in the Exchange Act, hold less than seventy-five percent (75%) of the voting capital stock of the surviving or resulting corporation; or

(e) the transfer of substantially all of the assets of the Company other than to a wholly owned subsidiary of the Company.

2.06. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.07. “Committee” shall mean the Executive Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan, comprised of all members of such committee who are not eligible to receive Options under the Plan and who are deemed to be Independent.

2.08. “Company” shall mean Fulton Financial Corporation.

2.09. “Date of Grant” in respect of any Award granted under the Plan shall mean the date on which that Award is granted by the Committee.

2.10. “Date of Exercise” in respect of any Option granted under the Plan shall mean the date on which the Participant’s written notice of Exercise is received by the Company pursuant to procedures prescribed by the Committee.

2.11. “Exchange Act” shall have the meaning set forth in Section 2.05.

2.12. “Exercise”, in respect of an Option, shall mean the delivery by the Participant to the Secretary of the Company of a written notice of exercise in the form specified by the Committee, accompanied by payment in full for the Shares to be acquired pursuant to such exercise.

2.13. “Incentive Stock Option” shall mean an Option issued pursuant to the Plan that meets the requirements of Section 422 of the Code, as set forth in Article 9 below.

2.14. “Independent”, in respect of a director, shall mean a director of the Company who is an “outside director” under Section 162(m) of the Code.

2.15. “Key Employees” shall mean those employees of the Company or any Affiliate, including officers (whether or not they are directors), who, in the discretion of the Committee, are determined to have rendered services which tend to contribute materially to the success of the Company or an Affiliate.

2.16. “NASDAQ” shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.

2.17. “Non-Qualified Stock Option” shall mean an Option issued pursuant to the Plan that is not intended to be an Incentive Stock Option.

2.18. “Option” means a right granted to a Participant to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.19. “Optionee” shall mean a Participant to whom an Option has been awarded.

2.20. “Participant” shall mean a Key Employee (or others under Section 5.05) to whom an Award has been granted pursuant to the Plan.

2.21. “Peer Group” shall mean those financial institutions selected by the Committee to be used to determine Options available for grant and Restricted Stock available for award, as described in Section 5.04 of the Plan.

2.22. “Plan” shall mean this 2004 Stock Option and Compensation Plan.

2.23. “Restricted Stock” shall mean shares of Stock subject to an Award granted pursuant to Article 10 of this Plan.

2.24. “Securities Act” shall have the meaning set forth in Section 12.02.

2.25. “Shares” shall mean the $2.50 par value common stock of the Company.

2.26. “Stock” shall also mean the $2.50 par value common stock of the Company.

2.27. “Ten Percent Shareholder” shall mean a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules in Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any one of its subsidiaries, as defined respectively in Sections 424(e) and 424(f) of the Code.

2.28. “Total Shareholder Return (TSR)” shall mean the stock price appreciation of a Share, plus reinvestment of dividends and the compounding effect of dividends paid on reinvested dividends, calculated on a cumulative basis over a five-year period.

Article 3. Administration of the Plan.

3.01. The Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

3.02. The Committee shall be vested with full authority to adopt, amend and rescind such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant.

3.03. No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Award granted under the Plan.

Article 4. Stock Subject to the Plan. Subject to adjustment as provided in Article 11, the Committee shall have the authority to grant Options or Restricted Stock under the Plan for up to an aggregate of 13,200,000 Shares. For purposes of qualifying for Section 162(m) of the Code, no Participant may receive Options or Restricted Stock during any single fiscal year of the Company covering or representing more than 100,000 Shares. As the Committee may determine from time to time, the Shares optioned or Restricted Stock awarded may consist either in whole or in part of authorized but unissued Shares or Shares held in treasury. If an Option is surrendered or for any reason ceases to be exercisable or Restricted Stock is forfeited, the Shares which were subject to such Option but as to which the Option has not been exercised, or the Shares which have been forfeited, shall be added back to the pool of Shares available for grant under the Plan.

Article 5. Eligibility and Grant of Options and Restricted Stock.

5.01. Subject to Section 5.05, Options shall be granted or Restricted Stock awarded under the Plan only to persons who are Key Employees of the Company or of any Affiliate, as determined by the Committee.

5.02. It shall be the responsibility of the Committee to determine: (i) the time or times, if any, when Awards will be granted under the Plan; (ii) the number of Shares to be optioned or granted as Restricted Stock; (iii) the eligible employees to whom Awards will be granted; (iv) the number of Shares to be optioned or granted as Restricted Stock to each eligible employee; (v) whether an Option will be a Non-Qualified Stock Option or an Incentive Stock Option; and (vi) any other provisions related to the granting of Options or Restricted Stock, subject to Article 15.

5.03. An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the Option price and conditions of Exercise as are described in Article 9 with respect to such person. Subject to Section 5.05, an Incentive Stock Option shall not be granted to an individual who is not an employee of the Company or any Affiliate.

5.04. The number of Shares available for Awards in any calendar year shall be determined depending upon the performance of the Company measured in terms of Total Shareholder Return (TSR) relative to a Peer Group, determined at the sole discretion of the Committee, for the five-year period immediately preceding the grant of the Award. The number of Shares available for Awards shall be determined in accordance with the following schedule:

Company’s TSR Ranking among the Peer Group for Prior Five-Year Period	Percent of Total Outstanding Shares Available for Awards for Plan Year
Top Quartile	1.00%
Second Quartile	0.75%
Third Quartile	0.50%

Fourth Quartile	At the Discretion of the Committee but limited to no more than 0.50%

Individual Award levels may vary depending on the Key Employee’s tier or salary grade, individual performance, tenure-related issues, competitive award practices, the size of the total Share pool and the number of Participants.

5.05. Options or Restricted Stock may be granted under the Plan from time to time in substitution for stock options or restricted stock (or such options or restricted stock may be assumed by the Company), held by current or former employees or directors, or other optionees or holders of restricted stock, of a corporation which becomes or is about to become an Affiliate of the Company as the result of a merger or consolidation of such corporation with the Company or one of its Affiliates, or the acquisition by the Company or one of its Affiliates of the assets of such corporation, or the acquisition by the Company or one of its Affiliates of stock of such corporation as the result of which it becomes an Affiliate. The terms and conditions of the Options or Restricted Stock so granted or assumed may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options or restricted stock being substituted or assumed.

Article 6. Option Price.

6.01. Except as otherwise provided in Article 9 below, the Option price per Share to be acquired pursuant to the Exercise of an Option shall not be less than the fair market value per Share on the Date of Grant, subject to adjustment as set forth in Article 11 below.

6.02. If the Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the average of the highest and lowest trading prices of the Stock on such stock exchange or exchanges on the Date of Grant or, if no sale of the Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price on the next preceding day on which such price was quoted.

6.03. During such time as the Stock is not listed on an established stock exchange but is listed in the NASDAQ National Market System, the fair market value per Share shall be the average of the highest and lowest trading prices of the Stock on the Date of Grant or, if no trade of Stock occurred on that day, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

Article 7. Terms and Conditions of Options.

7.01. Each Option shall be evidenced by a written stock option agreement specifying the number of Shares that may be purchased pursuant to the Option, the Option price, the term of the Option, and such other terms, conditions and limitations established by the Committee as are consistent with the terms of the Plan. The stock option agreement shall identify the Option as a Non-Qualified Stock Option or an Incentive Stock Option.

7.02. Each Option granted under the Plan shall expire on the date determined by the Committee and specified in the stock option agreement; provided, however, that, except as provided in Article 9 and in Section 7.04 below, each option shall terminate not later than the date which is ten years from the Date of Grant.

7.03. The Committee in its discretion may impose further limitations on the Exercise of Options granted under the Plan.

7.04. Unless otherwise provided in the terms of a stock option agreement, a vested Option may be Exercised by an Optionee only while the Optionee is an employee of the Company or an Affiliate and has maintained continuous status as an employee since the Date of Grant of the Option, except if the Optionee’s continuous employment ceases by reason of the Optionee’s disability, death or retirement. If the continuous employment of an Optionee is terminated as a result of the Optionee’s disability, such Optionee may, but only within a one (1) year period from the date of such termination of employment (and no later than the date that the Option would otherwise expire), Exercise the Option to the extent the Optionee was entitled to Exercise it at the date of such termination of continuous employment. If the continuous employment of an Optionee is terminated as a result of the Optionee’s death, to the extent the Optionee was entitled to Exercise the Option immediately prior to the Optionee’s death, such Option of the deceased Optionee may be Exercised, but only within one (1) year from the date of the Optionee’s death (and no later than the date on which such Option would otherwise expire), by the person or persons (including the Optionee’s estate) to whom the Optionee’s rights under such Option shall have passed by will or by the laws of descent and distribution. If the continuous employment of an Optionee ceases as a result of the Optionee’s retirement, option recipients who retire at age 55 or older with 5 or more years of consecutive employment shall be able to exercise their currently exercisable options for up to two years from their retirement date (but not beyond the date when the option would otherwise expire). However, if exercisable incentive stock options are not exercised within 90 days of retirement, they will convert to non-qualified stock options. All unexercisable options and unvested restricted stock grants on the date of retirement shall be canceled. For option recipients who retire at age 60 or older with 10 or more years of consecutive employment, unexercisable options shall become exercisable on the retirement date. Such retirees shall be able to exercise their options for up to two years from their retirement date (but not beyond the date when the option would otherwise expire). However, if incentive stock options are not exercised within 90 days of retirement, they will convert to non-qualified stock options. Termination of continuous employment for any other reason, shall result in the immediate cancellation of the Option.

Notwithstanding anything herein to the contrary, as to a Non-Qualified Stock Option (including an Incentive Stock Option which has been amended in such a manner as to convert it to a Non-Qualified Stock Option), if the continuous employment of an Optionee is terminated as a result of the Optionee’s retirement, such Optionee may, but only within a two (2) year period from the date of retirement (and no later than the date that the Option would otherwise expire), exercise the option to the extent the Optionee was entitled to exercise it at the date of retirement.

The terms “continuous employment” and “continuous status as an employee” mean the absence of any interruption or termination of employment with the Company or with any present or future Affiliate. Employment shall not be considered interrupted in the case of transfers between the Company and any Affiliate or between Affiliates, nor in the case of any military leave or any approved leave of absence which the Committee, in its discretion, treats as a period of employment.

7.05. During the lifetime of a Participant, an Option granted pursuant to the Plan shall be exercisable only by the Participant and shall not be assignable or transferable by him or her other than by will or the laws of descent and distribution.

Article 8. Exercise of Options. The Committee shall determine the time or times at which an Option may be Exercised in whole or in part.

8.01. Subject to such other Exercise provisions as may be determined by the Committee and as set forth in a stock option agreement, Options may be Exercised on or after the date which is three (3) years from the Date of Grant, provided that the Optionee has maintained continuous employment (determined under Section 7.04) from the Date of Grant and remains an employee as of such vesting date,; provided further, however, that the Options may be sooner Exercised with respect to all or any portion of the total number of shares of Stock covered by the Options upon the occurrence of a Change in Control. Notwithstanding any provision of this Plan to the contrary, if at the time that an Incentive Stock Option becomes first exercisable in accordance with the above schedule, the aggregate fair market value (determined at the time of the grant) of Stock with respect to which Incentive Stock Options are first exercisable during any calendar year under the Plan and all other stock option plans of the Company and its Affiliates exceeds $100,000, then such Option shall be treated in part as an Incentive Stock Option and in part as a Non-Qualified Stock Option, taking such options into account in the order in which they were granted. In such a case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the Exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Company.

8.02. Each Participant who elects to Exercise an Option granted pursuant to the Plan shall give written notice to the Company of such election and of the number of Shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved. At the time of Exercise of the Option, the price of the Shares purchased shall become immediately due and payable (i) in cash or by check, (ii) by tendering to the Company Shares of the Company that have been held by the Participant for at least six months, having a fair market value as of the Date of Exercise (determined pursuant to Article 6, above) equal to the exercise price, (iii) by any method established by the Committee to facilitate Stock ownership, including so-called “cashless exercise”, or (iv) by any combination of the methods of payment described in (i), (ii) , and (iii).

Article 9. Other Incentive Stock Option Requirements.

9.01. The Committee is authorized to grant Incentive Stock Options to Participants subject to the terms and provisions of Section 422 of the Code, including, but not limited to, the requirements that: (i) no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan; (ii) the exercise price per Share of any Incentive Stock Option shall not be less than 100 percent of fair market value of the Stock on the Date of Grant; (iii) the exercise price per Share of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110 percent of the fair market value of the Stock on the Date of Grant, and (iv) if the exercise price of the Incentive Stock Option is determined pursuant to (iii) above, an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the Date of Grant. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

9.02. With respect to shares of Stock acquired as a result of the Exercise of an Incentive Stock Option, any disposition of such shares other than by will or by the laws of descent and distribution before the later of the expiration of the two (2) year period beginning on the date such Incentive Stock Option was granted or the expiration of the one (1) year period beginning on the date of the transfer of such shares pursuant to such Exercise, will not be prohibited by the Plan, but may disqualify the disposition from receiving favorable tax treatment under Section 421(a) of the Code. The Committee may require an Optionee to give prompt Notice (as such term is defined below) to the Company concerning any disposition of shares of Stock received upon the Exercise of an Incentive Stock Option within: (i) two (2) years from the date of granting such Incentive Stock Option to such Optionee, (ii) one (1) year from the transfer of such shares of Stock to such Optionee, or (iii) such other period as the Committee may from time to time determine. The Committee may direct in the applicable award agreement that an Optionee with respect to an Incentive Stock Option undertake to give such notice described in the preceding sentence at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares of Stock acquired by Exercise of an Incentive Stock Option refer to such requirement to give such notice. Notice shall mean written notification actually received by the Company at its executive offices on a day when the Company’s executive offices are open for business, or, if received after such time, such Notice shall be deemed received on the next such day, which Notice may be delivered in such manner as may be prescribed from time to time by the Committee.

Article 10. Restricted Stock

10.01. Subject to the provisions of the Plan, the Committee may grant shares of Restricted Stock to Key Employees from time to time in accordance with this Article 10. All Awards of Restricted Stock shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Award agreement.

10.02. At the time of making a grant of Restricted Stock to a Key Employee, the Committee shall determine the number of shares of Restricted Stock to be granted to the Key Employee, the duration of the restricted period after which (and the conditions under which) all or part of the Restricted Stock may vest in the Key Employee, the price (if any) to be paid for the Restricted Stock, and any other terms and conditions which the Committee may deem appropriate. Subject to such other vesting provisions as determined by the Committee and as set forth in a restricted stock agreement, Restricted Stock shall vest on the date which is five (5) years from the date of the Award of such Restricted Stock, provided that the holder of the

Restricted Stock has maintained continuous employment (determined under Section 7.04) from the Date of Grant and remains an employee as of the date of vesting.

10.03. Each recipient of Restricted Stock hereunder, may, but need not, be issued one or more stock certificates in respect of shares of Restricted Stock. Stock certificates for shares of Restricted Stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. As the Committee, in its discretion, may deem appropriate, in lieu of the issuance of certificates for any shares of Restricted Stock during the restricted period, a “book entry” (i.e., a computerized or manual entry) may be made in the records of the Company, or its designated stock transfer agent, to evidence the ownership of such shares of Restricted Stock in the name of the applicable recipient. Such records of the Company or such agent shall, absent manifest error, be binding on all recipients of Restricted Stock hereunder. At the expiration of the restricted period, the Company shall deliver to the recipient of the Restricted Stock (or his or her legal representative) stock certificates representing shares of Restricted Stock, which have vested.

10.04. In the event a recipient of Restricted Stock ceases to be employed by the Company or an Affiliate during the restricted period for reasons other than death or disability, all shares of Restricted Stock which have not previously vested in the recipient shall be forfeited to the Company, except as provided in this Section 10.04. In the event employment terminates due to the recipient’s death or disability, all shares of Restricted Stock shall immediately vest in the recipient. For recipients who retire at age 60 or older with 10 or more years of consecutive employment, unvested restricted stock grants shall become vested on the retirement date

10.05. The recipient of shares of Restricted Stock shall be entitled to vote shares of Restricted Stock and shall be entitled to all dividends paid thereon; provided, however, cash dividends received on such Restricted Stock shall be reinvested in Stock under the Company’s dividend reinvestment plan, and the Stock so acquired shall be subject to the same restrictions as such Restricted Stock to the extent determined by the Committee. In addition, shares received with respect to a stock dividend or stock split applicable to the Restricted Stock shall be subject to the same restrictions as such Restricted Stock to the extent determined by the Committee.

Article 11. Changes in Capital Structure.

11.01. In the event of any change in the Shares subject to the Plan or to any Option granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Committee shall appropriately adjust the number of Shares subject to the Plan and to each outstanding Option, and the price per Share thereof (but not the total price), so that upon Exercise, the Participant shall receive the same number of Shares he or she would have received had he been the holder of all Shares subject to his or her outstanding Options immediately before the effective date of such change in the capital structure of the Company, and the benefits, rights and features relating to shares of Restricted Stock shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan. Such adjustment shall not result in the issuance of fractional shares. Each such adjustment shall be made in such manner so as not to constitute a “modification” of the Option as defined in Section 424 of the Code.

11.02. If the Company is succeeded by another corporation in a merger or consolidation or if fifty percent or more of its Stock is acquired by another corporation, all Options granted under the Plan which are then outstanding shall be assumed by the successor corporation and each such Option shall be applicable to the stock of the successor corporation, with only such modifications as may be necessary to continue the status of an Incentive Stock Option as an option granted under an incentive stock option plan within the meaning of Section 422 of the Code.

11.03. Any adjustment by the Committee pursuant to this Article 11 in the number of Shares subject to the Plan or to any outstanding Option, or to the price stated in any Option, or to the benefits, rights and features relating to shares of Restricted Stock, shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each Participant holding an Option which shall have been so adjusted.

11.04. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

Article 12. Registration of Stock.

12.01. No Option granted pursuant to the Plan shall be exercisable, nor shall Restricted Stock vest, in whole or in part, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Stock subject to such Option or the Restricted Stock on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option (or the issuance of Shares thereunder) or the vesting of such Restricted Stock, unless such listing, registration, qualification, consent or approval may be effected or obtained free of any conditions not acceptable to the Committee.

12.02. If a registration statement under the Securities Act of 1933 (the “Securities Act”) with respect to the Shares issuable upon Exercise of any Option or Restricted Stock granted under the Plan is not in effect at the time of Exercise, as a condition of the issuance of the Shares, the Committee may require the Participant exercising the Option or receiving Restricted Stock to give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the Stock for his or her own account for investment and not with a view to its distribution. The Company may place upon any share certificate issued upon Exercise of such Option or receipt of Restricted Stock the following legend or such other legend as the Committee may prescribe to prevent disposition of the Shares in violation of the Securities Act or any other applicable securities law:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement covering such shares which has been filed under the Act or a written opinion of counsel for the Company that registration is not required.”

Article 13. Tax Withholding. The Company will require that each Participant, as a condition of Exercise of an Option, receipt or vesting of Restricted Stock or a so-called “cashless exercise” of an Option, pay or reimburse any taxes the Company is required to withhold in connection with the grant or Exercise of the Option or receipt or vesting of Restricted Stock.

Article 14. Amendment or Termination of the Plan.

14.01. The Board may at any time amend, modify, suspend or terminate the Plan; provided that, except as provided in Article 11 above, the Board may not, without the consent of the shareholders of the Company, make any amendment or modification which:

(a) increases the maximum number of Shares as to which Awards may be granted under the Plan,

(b) changes the class of eligible employees,

(c) increases materially the benefits accruing to an employee under the Plan, or

(d) otherwise requires the approval of the shareholders of the Company under applicable law (including the requirements of Section 422 of the Code) or listing requirements relating to the Stock.

14.02. Notwithstanding the provisions of Section 14.01 above, the Board reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Awards granted under the Plan to the extent necessary to qualify any or all Options granted under the Plan for such favorable federal income tax treatment (including deferral of taxation upon Exercise) as may be afforded employee stock options under Section 422 of the Code, the regulations promulgated thereunder, and any amendments or replacements thereof.

14.03. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the tenth anniversary of the effective date of the Plan, as set forth in Section 16 below.

14.04. No amendment, modification or termination of the Plan (whether by action of the Board or by expiration of the Plan term) shall in any manner affect any Option or Restricted Stock theretofore granted under the Plan without the consent of the Participant or any person claiming under or through the Participant.

Article 15. General Provisions.

15.01. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

15.02. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

15.03. Nothing contained in the Plan or any applicable award agreement shall confer upon any employee any right to continue in the employ of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time or increase or decrease his or her compensation from the rate in existence at the time of granting an Award.

15.04. Upon a Change in Control of the Company, all Options theretofore granted and not previously exercisable, and all Restricted Stock theretofore granted but still subject to forfeiture, shall become fully exercisable, in the case of Options, or fully vested, in the case of Restricted Stock, to the same extent and in the same manner as if they had become exercisable or vested by passage of time or by virtue of the Company achieving certain performance objectives in accordance with the relevant provisions of the Plan and any Award agreement.

15.05. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon Exercise or payment of any Award. Proceeds from the issuance of shares of Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

15.06. By accepting any benefit under the Plan, each recipient of an Award under the Plan and each person claiming under or through such recipient shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

15.07. Any liability of the Company or any Affiliate to any recipient of an Award under the Plan with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award agreement. Neither the Company nor any Affiliate nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

15.08. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to such state’s choice of law provisions, except as superseded by applicable federal law.

15.09. The words “Article,” “Section” and “paragraph” shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any

Award agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.10. The Plan shall be binding upon the legally constituted successors of the Company. Upon the dissolution or merger of the Company into a successor corporation, or any transaction resulting in the transfer or exchange of shares involving the Company, the Plan shall be binding upon and, if required, shall be adopted by the shareholders of said successor entity. The obligations created under the Plan regarding adoption, implementation and Exercise under the Plan shall be binding upon said successor entity.

Article 16. Effective Date. The Plan shall become effective on the date on which it is adopted by the Board, provided that the Plan is approved by the shareholders of the Company within one year thereafter. The Board may grant Options or Restricted Stock pursuant to the Plan prior to the approval of the Plan by the shareholders of the Company, provided that all such Awards are contingent upon shareholder approval of the Plan within said one-year period.